UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(AMENDMENT NO. 3)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

/x/ Preliminary Information Statement

/ / Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))

/ / Definitive Information Statement

AGE RESEARCH INC.

(Name of Registrant As Specified In Charter)

Not Applicable

(Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

AGE RESEARCH, INC.

31003 Rancho Viejo Road, #2102

San Juan Capistrano, California, 912675

NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

_________ __, 2004

To Shareholders of AGE RESEARCH, Inc.:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders, dated March 24, 2004, in lieu of a special meeting of the shareholders. The following actions will be effective on or about _________ ___, 2004:

  Amend our Certificate of Incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each thirty five outstanding shares of Common Stock; and

  Amend our Certificate of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 to 750,000,000.

This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

By Order of the Board of Directors,

/s/ Richard F. Holt

Richard F. Holt, Chief Accounting

Officer and Director.

AGE RESEARCH, INC.

31003 Rancho Viejo Road, #2102

San Juan Capistrano, California, 912675

INFORMATION STATEMENT

WRITTEN CONSENT OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as Amended, by AGE RESEARCH INC., a Delaware corporation, in connection with certain actions to be taken by the written consent by the majority shareholders of AGE RESEARCH, dated March 24, 2004.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS ______ __, 2004.

We anticipate that the actions contemplated by this Information Statement will be affected on or about the close of business on ________ __, 2004.

The action to be effective twenty days after the mailing of this Information Statement, are as follows:

  Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock (the "Reverse Split") in an exchange ratio of one newly issued share for each thirty five outstanding shares of Common Stock; and

  Amend our Certificate of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 to 750,000,000 (the "Share Increase").

Voting Securities

Shareholders of record at the close of business on March 24, 2004 (the "Record Date") are entitled to notice of the action to be effective on or about _____ __, 2004. As of the Record Date, our authorized capitalization consisted of 100,000,000 shares of common stock, par value $0.001 per share, of which 81,759,301 were issued and outstanding and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution dated March 24, 2004; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Shareholders of record at the close of business on March 24, 2004 are being furnished copies of this Information Statement. The principal executive office of the Company is located at 31103 Rancho Viejo Road, #2102, San Juan Capistrano, California 92675 and the Company's telephone number is (800) 597-1970.

SHAREHOLDER DISSENTER'S RIGHT OF APPRAISAL

The General Corporate Law of Delaware does not provide for dissenter's rights of appraisal in connection with the proposed actions.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.

MATTERS SET FORTH IN THE WRITTEN CONSENTS

The Written Consents, dated March 24, 2004, contain resolutions to amend the Certificate of Incorporation for the following purposes:

(1) to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each thirty five outstanding shares of Common Stock, and

(2) to increase the authorized number of shares of our common stock from 100,000,000 shares to 750,000,000 shares.

The text of the amendment to the Certificate of Incorporation is attached hereto as Exhibit B.

VOTE REQUIRED

The vote required to approve each of the foregoing corporate actions is a majority of the issued and outstanding stock entitled to vote thereon. Shareholders representing 51.09% of the votes of the currently issued and outstanding shares of Common Stock have executed the Written Consents, thereby ensuring approval of the amendment to the Certificate of Incorporation to provide for the Reverse Split and the increase in authorized shares. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of March 24, 2004:

	Common Shr's	Votes/Shr.	Common Votes	% of Total Votes
Total Common Issued and Outstanding
Votes Possible		1	81,759,301	100.00%

Votes by Written Consent For all proposals
Beneficial Owner
Wendy Holt Houlihan	5,000,000	1	5,000,000	6.12%
Bonnie Holt and Richard F. Holt	10,651,833	1	10,651,833	13.03%
Richard B. Holt	5,400,000	1	5,400,000	6.60%
Jean S. Armstrong	8,026,050	1	8,026,050	9.82%
Mark Scharmann	4,693,100	1	4,693,100	5.74%
George Lefevre	4,000,000	1	4,000,000	4.89%
Scott W. Absher	4,000,000	1	4,000,000	4.89%
Total	41,770,983	1	48,270,983	51.09%

As of March 24, 2004 (the date of the Written Consents), 81,759,301 shares of Common Stock were issued and outstanding. Stockholders representing no less than 40,879,651 votes from Common Stock were required to execute the Written Consents to effect the matter set forth therein. As discussed under "Matters Set Forth in the Written Consents," shareholders owning approximately 41,770,983 votes, or 51.09% of the votes of Common Stock, have executed the Written Consents and delivered them to the Company as required by law within the 60 day period, thereby ensuring the approval of the proposals.

RESOLUTION NO. 1

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO EFFECT THE REVERSE SPLIT

GENERAL; PURPOSE OF THE REVERSE SPLIT

Our Board of Directors and a majority of our shareholders have approved a proposal that the Certificate of Incorporation be amended to effect the Reverse Split. The proposal provides for a reverse stock split in an exchange ratio of one newly issued share for each thirty-five outstanding shares of Common Stock. The Reverse Split would be effected by filing an amendment to our Certificate of Incorporation with the Delaware Secretary of State.

The purpose of the Reverse Split is to improve the capitalization of the Company and to increase the market price of our Common Stock. We believe a reverse split may increase the market price of our stock which may help in making our common stock a more viable tool to attract working capital and as a form of consideration for potential acquisitions.

THERE CAN BE NO ASSURANCE, HOWEVER, THAT, EVEN AFTER CONSUMMATING THE REVERSE SPLIT, THE COMPANY WILL BE ABLE TO MAINTAIN ITS MARKET PRICE PER SHARE AND THUS UTILIZE ITS COMMON STOCK IN ORDER TO EFFECTUATE FINANCING OR ACQUISITION TRANSACTIONS.

The Reverse Split will not change the proportionate equity interests of the Company's stockholders at the time of the split, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. There are no anti-dilution protections for the debt holders. Since the proportion of authorized shares to be issued and outstanding is not being affected by the Reverse Split, the Reverse Split is not expected to create any additional anti-takeover measures which the Board of Directors could use to thwart anti-takeover efforts by outsiders. The Board of Directors is not aware of any such current takeover efforts, and the Reverse Split is not being proposed as an anti-takeover measure. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The following table illustrates the effect that the Reverse Split would have on the 81,759,301 shares of Common Stock that were outstanding on March 24, 2004:

COMMON SHARES:
NUMBER OF SHARES	PRIOR TO REVERSE STOCK SPLIT	AFTER 1 FOR 35 REVERSE STOCK SPLIT
Common Stock:
Authorized	100,000,000	100,000,000
Shares Outstanding (1)	81,759,301	2,335,980
Shares Available for Future
Issuance	18,240,699	97,664,020

(1) Gives effect to the Reverse Split, excluding the new shares to be issued in lieu of fractional shares. Stockholders should recognize that the Reverse Split will reduce the number of shares they own by a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number (i.e. divide by 35, as adjusted to include new shares to be issued in lieu of fractional shares).

While a Reverse Split may result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the exchange number or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than would be the case in the absence of the Reverse Split.

The possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986 (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder.

ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE STOCK SPLIT,
INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split. Our beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

RESOLUTION NO. 2

INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 100,000,000 to 750,000,000

The holders of a majority of the shares of our outstanding common stock approved in writing an amendment to our Certificate of Incorporation to increase our authorized capital from 100,000,000 shares to 750,000,000 shares. The increase in authorized capital was approved by shareholders who deemed it advisable and in the company's best interests for reasons including the following to provide for potential future acquisitions

  to provide for the future raising of capital

  to provide a means to award company employees

Although there are no agreements respecting any merger or acquisition of another business, a majority in interest of the shareholders believes that the increase in the number of authorized shares of common stock is in the best interest of the Company and that of our shareholders because additional shares of common stock will provide us with the ability act when such opportunities are available. Furthermore, an increase in the number of authorized shares will allow the Company to issue additional shares without further shareholder approval.

Because of the Board of Directors' discretion in connection with an issuance of additional shares of our common stock, the Board of Directors may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of us, which may make such attempts more difficult and less attractive. Any additional shares of common stock issued would have the same rights and privileges as the currently outstanding shares of common stock. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of our common stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common shareholders. Our management is not aware of any existing or threatened efforts to obtain control of the Company. The issuance of any additional shares of our common stock would also have the effect of diluting the equity interests of existing shareholders and the earnings per share of existing shares of common stock. Such dilution may be substantial, depending upon the number of shares issued. In addition, the common shareholders have no preemptive rights to subscribe to any additional stock issuances, or to any security convertible into such stock.

The increase in the authorized capital shall be effective on or about ________ __, 2004, approximately twenty days after the mailing of this Information Statement, and the amendment to our Certificate of Incorporation will thereupon be filed.

OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables sets forth the number of shares of the Company's Common Stock, par value $0.001, held by each person who is believed to be the beneficial owner of 5% or more of the 81,759,301 shares of the Company's common stock outstanding at March 24, 2004, based on the Company's transfer agent's list, and the names and number of shares held by each of the Company's officers and directors and by all officers and directors as a group.

Title of	Name and Address	Amount and Nature of	Percent
Class	Of Beneficial Owner	Beneficial Ownership	of Class
Common	Mark A. Scharmann(1)	4,693,100	5.74
	1661 Lakeview Circle
	Ogden, UT 84403

Common	Wendy Holt Houlihan (2)	5,000,000	6.12
	1061 Camino del Sol
	San Marcos, CA 92069

Common	Richard B. Holt (3)	5,400,000	6.60
	24382 Antilles Way
	Dana Point, CA 92629

Common	Jean Armstrong	8,026,050	9.82
	P.O. Box 6743
	Pine MTN. Club, CA 93222

Common	Eldridge D. Huntington	6,000,000	7.34
	5314 Anaheim Road
	Long Beach, CA 90815

Common	Richard F. Holt (4)	10,651,833	13.03
	1 Strawberry Lane
	San Juan Capistrano, CA 92675

Officers and Directors
Common	Richard F. Holt,	---- see above ----
	President/director

Common	Wendy Holt Houlihan (2)	---- see above ----
	Vice-president/director

All Officers, Directors, as a Group (2 Persons)	15,651,833	19.14

  Includes 13,100 held of record by Troika Capital Investments, an entity controlled by Mr. Scharmann.

  Wendy Holt Houlihan is the adult daughter of Richard F. Holt.

  Richard B. Holt is the adult son of Richard F. Holt.

  Richard F. Holt's share numbers include 6,537,290 shares held in a family trust and 50,000 shares held in a trust by his spouse, Bonnie Holt. Richard and Bonnie Holt have control over the shares held in the family trust.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendments to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

[Signature Page Follows.]

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/          Richard F. Holt

Richard F. Holt, Chief Accounting

Officer and Director

March 31, 2004

San Juan Capistrano, California

EXHIBIT A

AGE RESEARCH INC.

NOTICE PUSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

TO: ALL STOCKHOLDERS

PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of AGE RESEARCH Inc., by written consent dated March 24, 2004 have duly adopted resolutions approving the following actions:

  Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each thirty five outstanding shares of Common Stock.

  Amend our Certificate of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 to 750,000,000."

DATE: ___________ __, 2004

Exhibit B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AGE RESEARCH, INC.,

a Delaware corporation

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Age Research, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE IV

The amount of total authorized capital stock of this Corporation is Seven Hundred Fifty Thousand Dollars ($750,000) divided into 750,000,000 shares of $0.001 par value each. All shares shall be designated as Common Stock. Stockholders shall not have preemptive rights or be entitled to cumulative voting in connection with the shares of the Company's Common Stock.

Upon the effectiveness of the certificate of amendment to the Certificate of Incorporation containing this sentence (the "Split Effective Date"), shares of the Common Stock issued and outstanding as of the date and time immediately preceding the Split Effective Date shall be automatically changed and reclassified in accordance with an exchange ratio of one newly issued share for each thirty-five outstanding shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

In witness whereof, Richard F. Holt, has caused this Certificate to be signed by its duly authorized officer, this ___ day of _________, 2004.

Richard F. Holt, President